Exhibit 99.1
NorthStar Realty Europe Corp. Announces Appointment of New Chief Financial Officer
NorthStar Realty Europe Corp. (NYSE: NRE) ("NorthStar Realty Europe"), a European-focused office REIT, today announced that Keith A. Feldman has been appointed to the position of Chief Financial Officer and Treasurer of NorthStar Realty Europe, effective on May 10, 2017. Mr. Feldman will succeed Scott Berry, who previously announced his intention to resign from the company, effective on May 10, 2017, the expected date NorthStar Realty Europe will file its Quarterly Report on Form 10-Q for the period ending March 31, 2017 with the Securities and Exchange Commission. In the interim period until he assumes his new role, Mr. Feldman will work seamlessly with Mr. Berry on the transition.
Mr. Feldman has significant financial and accounting experience at public companies. Mr. Feldman serves as a managing director of Colony NorthStar, Inc. (“Colony NorthStar”), NorthStar Realty Europe’s external manager, a position he has held since January 2017 and served as a managing director of NorthStar Asset Management Group Inc., a predecessor company of Colony NorthStar, from July 2014 to January 2017, as a managing director of NorthStar Realty Finance Corp. from January 2014 to July 2014 and as a director of NorthStar Realty Finance Corp. from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty Finance Corp., Goldman Sachs, J.P. Morgan Chase and KPMG LLP. Mr. Feldman received a Bachelor of Science in accounting from Binghamton University. Mr. Feldman is a CFA charterholder.
“We are extremely pleased to add Keith to NorthStar Realty Europe’s management team as our Chief Financial Officer. Keith brings extensive public company financial expertise and we anticipate his contribution will be instrumental in executing the company’s long-term strategy,” said Mahbod Nia, Chief Executive Officer. “On a personal note, I want to thank Scott Berry and express appreciation for all the hard work he provided NorthStar Realty Europe and I wish Scott the best in his future endeavors.”
"Keith has been a very highly regarded finance, capital markets, and accounting executive within Colony NorthStar and certain of its predecessors", said Richard B. Saltzman, Chief Executive and President of Colony NorthStar and director of NorthStar Realty Europe. "This appointment reflects that recognition along with expressing and reinforcing Colony NorthStar's commitment to NorthStar Realty Europe and its stockholders."
“I am thrilled to become NorthStar Realty Europe’s new Chief Financial Officer and join the management team of this European-focused REIT with a portfolio of high quality office properties," said Keith Feldman. "I look forward to focusing on long-term value creation for our stockholders while executing on the company’s strategy.”

About NorthStar Realty Europe Corp.

NorthStar Realty Europe Corp. (NYSE: NRE) is a European-focused commercial real estate company with predominantly high quality office properties in Germany, the United Kingdom and France, organized as a REIT and managed by an affiliate of Colony NorthStar, Inc. (NYSE: CLNS), a leading global real estate and investment management firm. For more information about NorthStar Realty Europe Corp., please visit www.nrecorp.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements, which can be identified by words like "expect," "will," "intends" and similar expressions. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements; NorthStar Realty Europe can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Realty Europe's expectations include, but are not limited to those specified in NorthStar Realty Europe's Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty Europe expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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